EXHIBIT 10.1

Summary of Oral Agreement

between

StoneMor GP LLC and Leo J. Pound

In connection with the appointment of Leo J. Pound as Acting Chief Operating Officer of StoneMor GP LLC (“StoneMor GP”) as of April 16, 2017, Mr. Pound will receive a monthly salary of $70,000 for his employment in such capacity, which amount will be pro-rated for any partial month of employment in such capacity. Mr. Pound’s employment will be terminable by him or the Board of Directors of StoneMor GP at any time (for any reason or no reason).

6